WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                      5
<CIK>                          0001011417
<NAME>                         Homes For America Holdings, Inc.
<MULTIPLIER>                   1
<CURRENCY>                     US DOLLARS
